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                                                                    EXHIBIT 23.1


                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 22, 2001, in the Registration Statement (Form S-1 No. 333- ) and related Prospectus of National Commerce Financial Corporation for the registration of 8,000,000 shares of National Commerce Capital Trust II __% Trust Preferred Securities (liquidation amount $25 per Trust Preferred Security) fully and unconditionally guaranteed by National Commerce Financial Corporation.



                                        /s/ Ernst & Young LLP


Memphis, Tennessee
November 15, 2001